UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007
BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a) Previous Independent Registered Public Accounting Firm
     On February 5, 2007, the Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) of BearingPoint, Inc. (the “Company”) was notified by its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), that PwC is declining to stand for re-election and therefore (i) the client-auditor relationship between the Company and PwC will cease upon PwC’s completion of services related to the audit of the Company’s December 31, 2006 annual financial statements and related 2006 quarterly reviews and (ii) the client-auditor relationship between the BearingPoint, Inc. 401(k) Plan (the “Plan”) and PwC will cease upon PwC’s completion of services related to the audit of the Plan’s December 31, 2006 financial statements.
     During the Company’s fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, and through February 5, 2007, there were no disagreements between the Company and PwC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to PwC’s satisfaction, would have caused it to make reference to the matter in connection with its report on the Company’s consolidated financial statements for the relevant year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that the Company disclosed that material weaknesses existed in its internal control over financial reporting for fiscal years 2005 and 2004. The material weaknesses identified are discussed in Item 9A of the Company’s Annual Reports on Form 10-K for the year ended December 31, 2005 and for the year ended December 31, 2004. The Company has authorized PwC to respond fully to any inquiries of its successor concerning the material weaknesses.
     PwC’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     Similarly, during the Plan’s fiscal years ended April 30, 2005, April 30, 2006 and December 31, 2006, and through February 5, 2007, there were no disagreements with PwC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure with respect to the Plan that, if not resolved to PwC’s satisfaction, would have caused it to make reference to the matter in connection with its report on the Plan’s consolidated financial statements for the relevant year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Furthermore, PwC’s audit reports on the Plan’s consolidated financial statements for the fiscal years ended April 30, 2005 and April 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     The Company has furnished a copy of the above disclosures to PwC and requested that PwC provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. A copy of such letter from PwC is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) New Independent Registered Public Accounting Firm
     On February 9, 2007, the Audit Committee of the Board of Directors of the Company, as part of its periodic review and corporate governance practices, determined to engage Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm commencing with the audit for the fiscal year ending December 31, 2007. It is currently anticipated that Ernst & Young will begin providing audit services to the Company immediately with respect to the fiscal year ending December 31, 2007. Ernst & Young also has been engaged as the independent registered public accounting firm for the Plan, commencing with the audit for the Plan’s fiscal year ending December 31, 2007.
     During the Company’s fiscal years ended December 31, 2005 and December 31, 2006, and through the date of this Current Report on Form 8-K, neither the Company, nor anyone on its behalf, consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
     Similarly, during the Plan’s fiscal years ended April 30, 2005, April 30, 2006 and December 31, 2006, and through the date of this Current Report on Form 8-K, neither the Plan, nor anyone on its behalf, consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Plan that Ernst & Young concluded was an important factor considered by the Plan in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
Item 8.01 Other Events
     On February 6, 2007, Standard and Poor’s Ratings Services (“S&P”) issued a press release announcing the withdrawal of its corporate credit rating and subordinated debt rating of BearingPoint, Inc. (the “Company”) and the removal of the credit ratings from CreditWatch. A full copy of the press release issued by S&P is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The press release issued by S&P states that it has withdrawn its ratings due to a lack of financial information, noting that, despite the fact that the Company recently filed its 2005 Form 10-K and related Form 10-Qs, the Company has not completed its 2006 filings. The determination to withdraw the Company’s ratings is within the sole discretion of S&P.
     As previously reported, actions by the Company’s rating agencies such as S&P may affect the Company’s ability to obtain financing or the terms on which such financing may be obtained, which could hinder the Company’s ability to fund general corporate requirements, limit the Company’s ability to compete for new business and increase the Company’s vulnerability to adverse economic and industry conditions. Based on the December 31, 2006 borrowing base, we had approximately $23.7 million available under the borrowing base.
     In addition, in the course of its business and primarily with clients in its Public Services business, the Company is required to obtain surety bonds, letters of credit or bank guarantees for client engagements. The issuers of the Company’s outstanding surety bonds may, at any time, require that the Company post collateral (cash or letters of credit) to fully secure these obligations. At December 31, 2006, the Company had approximately $101.9 million in outstanding surety bonds and approximately $59.2 million in letters of credit extended to secure certain of these bonds.
     This Current Report on Form 8-K contains forward-looking statements. Words such as “may,” “will,” “could,” “anticipate,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other reports filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter dated February 9, 2007, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.
99.1	Letter dated February 6, 2007, from PricewaterhouseCoopers LLP to the Company.
99.2	Press Release issued by Standard and Poor’s Ratings Services regarding BearingPoint, Inc., dated February 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2007	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
		Name:	Judy A. Ethell
		Title:	Chief Financial Officer